Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of each of XM Satellite Radio Holdings Inc. (“Holdings”) and XM Satellite Radio Inc. (“XM”), each hereby certifies that, to his knowledge on the date hereof:

(a)  the Form 10-Q of Holdings and XM for the quarterly period ended September 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each of Holdings and XM.

/s/ HUGH PANERO
Hugh Panero President and Chief Executive Officer
November 14, 2002

/s/ JOSEPH EUTENEUER
Joseph Euteneuer Executive Vice President and Chief Financial Officer
November 14, 2002